Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3, our report dated April 12, 2017 relating to the consolidated financial statements of Staffing 360 Solutions, Inc., and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ RBSM LLP

New York, NY

May 16, 2017